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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 1997

                                 MISONIX, INC.
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             (Exact name of registrant as specified in its charter)

         New York                       1-10986                        11-2148932
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(State or other jurisdiction    (Commission File Number)    (IRS Employer Identification No.)
      of incorporation)
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1938 New Highway, Farmingdale, New York                                11735
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(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code (516) 694-9555
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         (Former name or former address, if changed since last report.)

Page 1 of 5 Pages                                       Exhibit Index on Page 4
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Item 5.  Other Events.

         Warrants (the "Warrants") to purchase 729,128 shares of common stock, par value $.01 per share ("Common Stock"), of MISONIX, INC. (the "Company"), issued pursuant to a Warrant Agreement, dated as of January 23, 1992, between the Company and Continental Stock Transfer and Trust Company (the "Warrant
Agreement"), were exercised as of the close of business on February 3, 1997.
The balance of Warrants issued pursuant to the Warrant Agreement concurrently expired. Each Warrant was exercisable for one share of Common Stock at a purchase price of $7.80 per share. As a result of such exercise, the Company received gross proceeds of $5,687,198, which has been added to its working capital, giving it approximately $9,326,864 in cash and marketable securities as of this date. A total of 729,128 shares of fully registered Common Stock were issued as a result of the foregoing exercise, increasing the number of issued and outstanding shares of the Company to 3,559,128 as of this date.

         Attached as Exhibit 1 hereto, is a copy of a release issued by the Company announcing the exercise of the Warrants.

Item 7.  Financial Statements and Exhibits.

         (1)      Exhibits.

                  (A) Press Release, dated February 10, 1997.

Page 2 of 5 Pages

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                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MISONIX, INC.

Date:  February 11, 1997              By: /s/Joseph Librizzi
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                                          Joseph Librizzi
                                          President and Chief Executive Officer

Page 3 of 5 Pages

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                                 EXHIBIT INDEX

(1)      Press Release, dated February 10, 1997




Page 4 of 5 Pages


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